     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 2002

                                                      REGISTRATION NO. 333-84952
                                                   REGISTRATION NO. 333-84952-01
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                        PRE-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                    STIFEL FINANCIAL CORP.                                        STIFEL FINANCIAL CAPITAL TRUST I
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)            (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           DELAWARE                                                           DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)     (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                          43-1273600                                                         74-6510998
             (I.R.S. EMPLOYER IDENTIFICATION NO.)                               (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 --------------
                                 501 N. BROADWAY
                               ST. LOUIS, MO 63102
                                 (314) 342-2000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
        of Registrant's and Co-Registrant's Principal Executive Offices)
                                 --------------
                             THOMAS A. PRINCE, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             STIFEL FINANCIAL CORP.
                                 501 N. BROADWAY
                               ST. LOUIS, MO 63102
                                 (314) 342-2000
                               FAX: (314) 342-2850

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                                 --------------
                                   COPIES TO:
        R. RANDALL WANG, ESQ.                   JENNIFER R. EVANS, ESQ.
      HAROLD R. BURROUGHS, ESQ.               JENNIFER DURHAM KING, ESQ.
           BRYAN CAVE LLP                  VEDDER, PRICE, KAUFMAN & KAMMHOLZ
   211 NORTH BROADWAY, SUITE 3600        222 NORTH LASALLE STREET, SUITE 2600
         ST. LOUIS, MO 63102                    CHICAGO, ILLINOIS 60601
           (314) 259-2000                           (312) 609-7500
         FAX: (314) 259-2020                      FAX: (312) 609-5005
                                 --------------
      Approximate date of commencement of proposed sale to the public: As soon as practicable upon the effectiveness of this Registration Statement.
      If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. [ ]
      If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [ ]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

















      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

         This Amendment No. 2 is being filed solely to file exhibit 1.1. The remaining portions of the Form S-3, including the prospectus, are not being amended.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses payable by Stifel Financial Corp. in connection with this offering (excluding underwriting discounts and commissions). All amounts shown except the SEC registration fee, the NASD filing fee and the NYSE listing fee are estimates.

              SEC registration fee................................       $2,645
              NASD filing fee.....................................        3,375
              NYSE listing fee....................................       16,963
              Legal fees and expenses.............................      100,000
              Accounting fees and expenses........................       50,000
              Printing and mailing expenses.......................       70,000
              Blue sky fees and expenses..........................        2,500
              Trustee fees and expenses...........................       10,000
              Miscellaneous.......................................       19,517
                                                                     ----------
              Total...............................................    $ 275,000
                                                                      ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The following is a summary of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL").

         Subject to restrictions contained in the DGCL, a corporation may indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A present or former director or officer who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute, shall be indemnified. Indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, a committee of such directors designated by majority vote of such directors, even though less than a quorum, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the stockholders. Expenses (including attorneys' fees) incurred in defense may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

         The Company's Certificate of Incorporation provides generally that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 147 of the Delaware General Corporation Law, as amended, or (iv) for any transaction from which the director derived an improper personal benefit.

         The By-Laws of the Company provide for indemnification to the maximum extent permitted by the DGCL to any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or a predecessor of the corporation.

         The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and therefore is unenforceable.

         Under the form of Underwriting Agreement filed as Exhibit 1.1 hereto, the underwriters have agreed to indemnify, under certain circumstances, the Registrants, their officers, directors and persons who control the Registrants against certain liabilities which may be incurred in connection with the offering, including certain liabilities under the Securities Act of 1933.

         The Amended and Restated Trust Agreement will provide for indemnification of the Delaware Trustee and each of the administrative trustees by the Company against any loss, damage, claims, liability, penalty or expense incurred without negligence, bad faith or willful misconduct by the trustees arising out of or in connection with the acceptance or administration of the agreement, including the performance of their duties or powers under the agreement, except that none of these trustees will be so indemnified for any loss, damage or claim incurred by reason of such trustee's gross negligence, bad faith or willful misconduct. Similarly, the agreement provides for indemnification of the Property Trustee except that the Property Trustee is not indemnified from liability for its own negligence, bad faith or willful misconduct.

ITEM 16.  EXHIBITS.

         The following exhibits are filed as part of this registration statement.

    Exhibit
    Number                            Description of Exhibit
    ------       ---------------------------------------------------------------


      1.1 Form of Underwriting Agreement among Stifel Financial Corp., or "Financial," and Legg Mason Wood Walker, Incorporated, Stifel, Nicolaus & Company, Incorporated and Friedman, Billings, Ramsey & Co. Inc., as representatives of the several underwriters.


      3.1 Restated Certificate of Incorporation of Financial, as amended, incorporated herein by reference to Exhibit 3(a) to Financial's Quarterly Report on Form 10-Q (File No. 1-9305) for the quarter ended June 30, 2001.

      3.2 Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Financial filed with the Secretary of State of Delaware on July 10, 1987, incorporated herein by reference to Exhibit (3)(a)(3) to Financial's Annual Report on Form 10-K (File No. 1-9305) for the year ended July 31, 1987.

      3.3 Amended and Restated By-Laws of Financial, incorporated herein by reference to Exhibit 3(b)(1) to Financial's Annual Report on Form 10-K (File No. 1-9305) for fiscal year ended July 30, 1993.

    Exhibit
    Number                            Description of Exhibit
    ------       ---------------------------------------------------------------

      4.1        Form of Indenture for Junior Subordinated Debentures.*

      4.2        Form of Junior Subordinated Debentures, included in Exhibit
                 4.1.*

      4.3        Certificate of Trust.*

      4.4        Trust Agreement.*

      4.5        Form of Amended and Restated Trust Agreement*

      4.6        Form of Preferred Securities Certificate, included in Exhibit
                 4.5.*

      4.7        Form of Preferred Securities Guarantee Agreement.*

      4.8        Form of Agreement as to Expenses and Liabilities, included in
                 Exhibit 4.5.*

      4.9 Preferred Stock Purchase Rights of Financial, incorporated herein by reference to Financial's Registration Statement on Form 8-A (File No. 1-9305) filed July 30, 1996.


      5.1        Opinion of Bryan Cave LLP.*

      5.2        Opinion of Richards, Layton & Finger, P.A.*

      8.1        Opinion of Bryan Cave LLP, as to certain tax matters.*

     12.1        Calculation of Ratios of Earnings to Fixed Charges.*

     23.1        Consent of Deloitte & Touche LLP.*

     23.2        Consent of Bryan Cave LLP (included in Exhibits 5.1 and 8.1).*

     23.3        Consent of Richards, Layton & Finger, P.A. (included in Exhibit
                 5.2).*

     24.1        Power of Attorney (included in signature page).*

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Indenture for Junior Subordinated Debentures.*

     25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as property trustee under the Amended and Restated Trust Agreement for Stifel Financial Capital Trust I.*

     25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Guarantee Agreement relating to Stifel Financial Capital Trust I.*

----------
*    Previously filed.

ITEM 17. UNDERTAKINGS.

         Each of the undersigned registrants hereby undertakes:

         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Stifel Financial Corp.'s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (2) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (3) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrants hereby undertake to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted against the registrants by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Stifel Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on the 16th day of April, 2002.


                             STIFEL FINANCIAL CORP.
                             (Co-Registrant)


                             By: /s/ RONALD J. KRUSZEWSKI
                                ------------------------------------------------
                                 Ronald J. Kruszewski
                                 Chairman, President and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities indicated and on the dates indicated:


                     SIGNATURE                                           TITLE                            DATE
                     ---------                                           -----                            ----

/s/ Ronald J. Kruszewski                              Chairman of the Board, President and         April 16, 2002
-------------------------------------------           Chief Executive Officer (Principal
         Ronald J. Kruszewski                         Executive Officer), Director


/s/ James M. Zemlyak *                                Senior Vice President , Chief Financial      April 16, 2002
--------------------------------------------          Officer and Treasurer (Principal Financial
         James M. Zemlyak                             and Accounting Officer)


/s/ Scott B. McCuaig *                                Senior Vice President and Director           April 16, 2002
-------------------------------------------
         Scott B. McCuaig


/s/ Bruce A. Beda *                                   Director                                     April 16, 2002
-------------------------------------------
         Bruce A. Beda


/s/ Charles A. Dill *                                 Director                                     April 16, 2002
-------------------------------------------
         Charles A. Dill


/s/ Richard F. Ford *                                 Director                                     April 16, 2002
-------------------------------------------
         Richard F. Ford


/s/ John J. Goebel *                                  Director                                     April 16, 2002
-------------------------------------------
         John J. Goebel


/s/ Walter F. Imhoff *                                Director                                     April 16, 2002
-------------------------------------------
         Walter F. Imhoff


/s/ Robert E. Lefton *                                Director                                     April 16, 2002
-------------------------------------------
         Robert E. Lefton

/s/ James M. Oates *                                  Director                                     April 16, 2002
-------------------------------------------
         James M. Oates


/s/ George H. Walker III *                            Director                                     April 16, 2002
-------------------------------------------
         George H. Walker III




                                        *  By:  /s/ RONALD J. KRUSZEWSKI
                                                --------------------------
                                                Ronald J. Kruszewski
                                                Attorney-in-fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Stifel Financial Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 16th day of April, 2002.


                           STIFEL FINANCIAL CAPITAL TRUST I
                           (Co-Registrant)

                           By:  Stifel Financial Corp., as Depositor


                           By: /s/ RONALD J. KRUSZEWSKI
                              -------------------------------------------------
                                Ronald J. Kruszewski
                                Chairman, President and Chief Executive Officer

                                INDEX TO EXHIBITS

    Exhibit
    Number                          Description of Exhibit
    ------       ---------------------------------------------------------------

      1.1 Form of Underwriting Agreement among Stifel Financial Corp., or "Financial," and Legg Mason Wood Walker, Incorporated, Stifel, Nicolaus & Company, Incorporated and Friedman, Billings, Ramsey & Co. Inc., as representatives of the several underwriters.

      3.1 Restated Certificate of Incorporation of Financial, as amended, incorporated herein by reference to Exhibit 3(a) to Financial's Quarterly Report on Form 10-Q (File No. 1-9305) for the quarter ended June 30, 2001.

      3.2 Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Financial filed with the Secretary of State of Delaware on July 10, 1987, incorporated herein by reference to Exhibit (3)(a)(3) to Financial's Annual Report on Form 10-K (File No. 1-9305) for the year ended July 31, 1987.

      3.3 Amended and Restated By-Laws of Financial, incorporated herein by reference to Exhibit 3(b)(1) to Financial's Annual Report on Form 10-K (File No. 1-9305) for fiscal year ended July 30, 1993.

      4.1        Form of Indenture for Junior Subordinated Debentures.*

      4.2        Form of Junior Subordinated Debentures, included in Exhibit
                 4.1.*

      4.3        Certificate of Trust.*

      4.4        Trust Agreement.*

      4.5        Form of Amended and Restated Trust Agreement*

      4.6        Form of Preferred Securities Certificate, included in Exhibit
                 4.5.*

      4.7        Form of Preferred Securities Guarantee Agreement.*

      4.8        Form of Agreement as to Expenses and Liabilities, included in
                 Exhibit 4.5.*

      4.9 Preferred Stock Purchase Rights of Financial, incorporated herein by reference to Financial's Registration Statement on Form 8-A (File No. 1-9305) filed July 30, 1996.

      5.1        Opinion of Bryan Cave LLP.*

      5.2        Opinion of Richards, Layton & Finger, P.A.*

      8.1        Opinion of Bryan Cave LLP, as to certain tax matters.*

     12.1        Calculation of Ratios of Earnings to Fixed Charges.*

     23.1        Consent of Deloitte & Touche LLP.*

     23.2        Consent of Bryan Cave LLP (included in Exhibits 5.1 and 8.1).*

     23.3        Consent of Richards, Layton & Finger, P.A. (included in Exhibit
                 5.2).*

     24.1        Power of Attorney (included in signature page).*

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Indenture for Junior Subordinated Debentures.*

    Exhibit
    Number                          Description of Exhibit
    ------       ---------------------------------------------------------------

     25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as property trustee under the Amended and Restated Trust Agreement for Stifel Financial Capital Trust I.*

     25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as trustee under the Guarantee Agreement relating to Stifel Financial Capital Trust I.*



-----------------
*    Previously filed.